SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2006
CSX CORPORATION

(Exact name of registrant as specified in its charter)
Virginia

(State or other jurisdiction of incorporation or organization)

1-8022	62-1051971

(Commission File No.)	(I.R.S. Employer Identification No.)
500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:

(904) 359-3200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 29, 2006, the Board of Directors (the “Board”) of CSX Corporation (“CSX”) acted by unanimous written consent to increase the size of the Board from ten to twelve and to elect Donna M. Alvarado and Steven T. Halverson to serve as members of the Board until his or her respective successor is elected and duly qualified, or until his or her earlier death, disqualification, resignation or removal. Alvarado was appointed to serve on the audit and finance committees of the Board and Halverson on the finance and governance committees of the Board.
A copy of the press release announcing the election of Alvarado and Halverson as members of the Board is attached as Exhibit 99.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 29, 2006, the Board approved an amendment to Article II, Section 2 of CSX’s Bylaws to increase the size of the Board from ten directors to twelve directors. The amendment will become effective on September 1, 2006. A copy of the amended Bylaws is attached as Exhibit 3.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Bylaws of CSX Corporation.

99.1	CSX Corporation Press Release, dated August 29, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION
By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller

Date: August 29, 2006

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